                                                              EXHIBIT (h)(4)(ii)

                               FORM OF SCHEDULE A

                               WITH RESPECT TO THE

                   RESTATED ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                             ING FUNDS SERVICES, LLC

SERIES                                           ADMINISTRATIVE FEE
------                                           ------------------
                                     (as a percentage of average daily net assets)
ING Principal Protection Fund                          0.10%
ING Principal Protection Fund II                       0.10%
ING Principal Protection Fund III                      0.10%
ING Principal Protection Fund IV                       0.10%
ING Principal Protection Fund V                        0.10%
ING Principal Protection Fund VI                       0.10%
ING Principal Protection Fund VII                      0.10%
ING Principal Protection Fund VIII                     0.10%
ING Principal Protection Fund IX                       0.10%
ING Principal Protection Fund X                        0.10%
ING Principal Protection Fund XI                       0.10%